================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 17, 1997

                           DEEPTECH INTERNATIONAL INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


         0-23934                                        76-0289338
(COMMISSION FILE NUMBER)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)


         600 TRAVIS STREET
            SUITE 7500
          HOUSTON, TEXAS                                 77002
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 224-7400


================================================================================

ITEM 5.  OTHER EVENTS

         In September 1997, DeepTech International Inc. (the "Company") entered into a restructuring agreement with Tatham Offshore, Inc. ("Tatham Offshore") to arrange for the prepayment by Tatham Offshore of the aggregate principal amount of $60 million under those certain Subordinated Convertible Promissory Notes (the "Notes") held by the Company. Under the restructuring agreement, the Company had the right to consummate one of three options to (i) convert the Notes into common stock of Tatham Offshore, (ii) receive all of the capital stock of Tatham Offshore Development, Inc. and certain rights under a drilling order or (iii) receive preferred stock of Tatham Offshore, as payment in full by Tatham Offshore of its debt to the Company under the Notes.

         On December 17, 1997, the Company exercised its option to convert all of the principal amount outstanding under the Notes into Tatham Offshore common stock. As a result of such conversion, the Company was issued 26,666,667 shares of Tatham Offshore's common stock. After issuance, the Company will hold approximately 94% of the outstanding shares of common stock of Tatham Offshore.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      None.

         (b)      None.

         (c)      Exhibits

                  10.1 Restructuring Agreement dated September 22, 1997, between DeepTech International Inc. and Tatham Offshore, Inc.

                  99.1 Press Release of DeepTech International Inc. dated December 17, 1997.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DEEPTECH INTERNATIONAL INC.



Date:  December 31, 1997               /s/ DENNIS A. KUNETKA
                                       -----------------------------------------
                                       Dennis A. Kunetka
                                       Senior Vice President - Corporate Finance

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER
-------

10.1 Restructuring Agreement dated September 22, 1997, between DeepTech International Inc. and Tatham Offshore, Inc.

99.1     Press Release of DeepTech International Inc. dated December 17, 1997.